INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT




We consent to the use in this Registration Statement of NuWave Technologies, Inc. (the "Company") on Form SB-2 of our report dated April 9, 2004, appearing in the Prospectus, which is part of this Registration Statement, which report includes an explanatory paragraph as to an uncertainty with respect to the Company's ability to continue as a going concern. We also consent to the reference to our firm under the caption "Experts" in such Prospectus.


/s/ Marcum & Kliegman LLP
-------------------------
Marcum & Kliegman LLP



New York, New York
August 5, 2004